UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 20, 2013

SMOKIN CONCEPTS DEVELOPMENT CORPORATION
 (Name of registrant as specified in its charter)

Colorado	000-53853	80-0182193
State of Incorporation	Commission File Number	IRS Employer Identification No.

2 N. Cascade Ave, Suite 1400
Colorado Springs, CO 80903
 (Address of principal executive offices)

719-265-5821
Telephone number, including
Area code

_______________________________
 (Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers

On June 20, 2013, Mr. Steve Cominsky submitted his resignation as Chief Executive Officer, Chief Financial Officer and Director of the Company to be effective immediately. On the same day, the Company accepted Mr. Cominsky’s resignation.  Mr. Cominsky informed the Company that he resigned for personal reasons and to pursue other business opportunities, and not as the result of any disagreement with the Company practices or policies.

On June 20, 2013, upon the resignation of Mr. Cominsky, Robert Mudd was appointed as the Company’s interim Chief Executive Officer, interim Chief Financial Officer and interim Chairman of the Company’s Board of Directors.  Mr. Mudd holds outside business interests and has over 20 years of business management experience and has served in a number of executive roles, ranging from COO to CEO. His first 15 years were spent in the technology and telecommunications industry, where he was President of Correctional Billing Services, Executive Vice President of Operations at Securus Technologies, COO of Evercom Systems and COO of TDM, Inc. Most recently, he was the COO of Childrens HopeChest. Mr. Mudd is a founder and Manager of Bourbon Brothers Holding Company, LLC, CEO of Accredited Members, Inc. and the founder and CEO of the Story Company. He has a bachelor’s degree in Education from the University of Louisville.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 20th day of June 2013.

Smokin Concepts Development Corporation

By:	/s/ Gary Tedder
Gary Tedder, President